As filed with the Securities and Exchange Commission on
                                               June 2, 1998
                                Registration No. 333-_______

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                    ____________________
                          FORM S-8
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933
                 __________________________
                       EMC CORPORATION
   (Exact name of registrant as specified in its charter)

   Massachusetts                                  04-2680009
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)            Identification No.)


           EMC Corporation 1993 Stock Option Plan
                  (Full title of the plan)
                  _________________________

                      35 Parkwood Drive
               Hopkinton, Massachusetts 01748
(Address of principal executive offices, including zip code)
                  _________________________

                    Paul T. Dacier, Esq.
             Vice President and General Counsel
                       EMC Corporation
                      171 South Street
               Hopkinton, Massachusetts  01748
                       (508) 435-1000
                  _________________________
(Name, Address and Telephone Number, including Area Code, of
                     Agent for Service)

               CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount to     Proposed      Proposed      Amount of
of Securities to be     be         Maximum        Maximum    Registration
    Registered      Registered  Offering Price   Aggregate        Fee
                                 Per Share(1)    Offering
                                                 Price(1)
Common Stock, $.01   3,500,000      $41.10      $143,850,000   $42,436(3)
par value per share  shares(2)


 (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on June 1, 1998.
(2) This registration statement also relates to 24,721,660 shares of Common Stock previously registered and remaining unissued under Registration Statements on Form S-8 (Registration Nos. 33-71598, 33-63665 and 333-31471), which as indicated below are incorporated by reference herein.
(3) In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

                           PART II

      EMC Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration
Statements on Form S-8 (Registration Nos. 33-71598, 33-63665 and 333-31471).

Item 8.  Exhibits.

Exhibit
Number              Title of Exhibit

4.1                 EMC Corporation 1993 Stock Option Plan,
                    as amended to date.

5.1                 Opinion of Ropes & Gray.

24.1                Consent of Coopers & Lybrand L.L.P.

24.2                Consent of Ropes & Gray (contained
                    in the opinion filed as Exhibit 5.1
                    to this Registration Statement).

25.1                Power of Attorney (included in Part II
                    of this Registration Statement under the caption "Signatures").


                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts on the 2nd day of June, 1998.


                              EMC Corporation


                              By: /s/ William J. Teuber, Jr.
                              Name: William J. Teuber, Jr.
                              Title: Vice President and
                              Chief Financial Officer
                              (Principal Accounting Officer)

      Each person whose signature appears below constitutes and appoints Michael C. Ruettgers, Colin G. Patteson and Paul T. Dacier, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by EMC Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signatures                   Title                  Date

/s/ Richard J. Egan       Chairman of the Board      June 2, 1998
    Richard J. Egan        (Principal Executive
                           Officer) and Director

/s/ Michael C. Ruettgers   President and Chief       June 2, 1998
    Michael C. Ruettgers    Executive Officer
                            and Director

/s/ Colin G. Patteson      Senior Vice President,    June 2,1998
    Colin G. Patteson       Chief Administrative
                            Officer and Treasurer
                            (Principal Financial
                            Officer)

/s/ William J. Teuber, Jr.  Vice President and       June 2, 1998
    William J. Teuber, Jr.   Chief Financial
                             Officer (Principal
                             Accounting Officer)

/s/ Michael J. Cronin       Director                 June 2, 1998
    Michael J. Cronin


/s/ John F. Cunningham      Director                 June 2, 1998
    John F. Cunningham


/s/ John R. Egan            Director                 June 2, 1998
    John R. Egan


/s/ Maureen E. Egan         Director                 June 2, 1998
    Maureen E. Egan


/s/ W. Paul Fitzgerald      Director                 June 2, 1998
    W. Paul Fitzgerald


/s/ Joseph F. Oliveri       Director                 June 2, 1998
    Joseph F. Oliveri


                        EXHIBIT INDEX


Exhibit
Number    Title of Exhibit                            Page

4.1       EMC Corporation 1993 Stock Option Plan,       9
          as amended to date.

5.1       Opinion of Ropes & Gray.                      17

24.1      Consent of Coopers & Lybrand L.L.P.           18

24.2      Consent of Ropes & Gray (contained in the     17
          opinion filed as Exhibit 5.1 to this
          Registration Statement).

25.1      Powers of Attorney (included in Part II        5
          of this Registration Statement under the caption "Signatures").